Exhibit 10.67

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO.1, dated December 29, 2025 (this Amendment”), TO THE SECURITIES PURCHASE AGREEMENT, dated as of December 9, 2025 (the “Purchase Agreement”), by and between VSEE HEALTH, INC., a Delaware corporation (the “Company”) and MANATT, PHELPS & PHILLIPS, LLP, a California limited liability partnership (“Manatt”).

WHEREAS:

A. The Company and Manatt wish to the amend the Purchase Agreement in certain respects to increase the number of Series B Preferred Stock and, by extension, the number of Conversion Shares, originally contemplated by the Purchase Agreement.

NOW THEREFORE, the Company and the Manatt severally (and not jointly) hereby agree as follows:

1. AMENDMENT. The Purchase Agreement is hereby amended as follows:

a. Section 1.1(b) of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(b) Subject to the terms and conditions of this Agreement, Manatt hereby acquires from the Company, and the Company hereby issues to Manatt, 3,000,000 Common Shares at a purchase price of $0.65 per share and 2,000 Preferred Shares at a purchase price of $1,000 per Share, which purchase price is being paid by Manatt’s cancellation of the Manatt Debt. To facilitate the issuance of shares in accordance with the provisions of this Agreement, the Company may round the number of Common Shares issued to Manatt up to the nearest whole number.”

2. AFFIRMATION. The Company hereby affirms all of its obligations to Manatt under all of the Purchase Agreement and this Amendment and agrees and affirms as follows: (i) that as of the date hereof, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of Purchase Agreement; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in each of the Purchase Agreement and this Amendment and continue to be bound by each and all of the terms and provisions thereof and hereof; and (iii) that as of the date hereof, no material breach has occurred or is continuing under Purchase Agreement and this Amendment.

3. RATIFICATION. The Company hereby acknowledges, represents, warrants and confirms to Manatt that: (i) each of the Purchase Agreement and this Amendment are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) no oral representations, statements, or inducements have been made by Manatt, or any agent or representative of Manatt, with respect to the Purchase Agreement or this Amendment issued prior to the date hereof.

4. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction and Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

b. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein.

c. Representations and Warranties. The Company and Manatt hereby confirm and affirm that all representations and warranties made under the Purchase Agreement (specifically including under Sections 2 and 3 of the Purchase Agreement, respectively) are true, correct and complete as of the date Purchase Agreement and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company and Manatt do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such applicable representations and warranties was set forth and re-made in its entirety in this Amendment by the Company or Manatt, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

d. Consent and Waiver Pursuant to Rules of Professional Conduct. The Company’s acknowledgements, agreements and representations pursuant to Section 5 of the Purchase Agreement are hereby remade as of the date of this Amendment, and by this reference, the Company does hereby re-make each and every acknowledgement, agreement and representation that was set for in Section 5 of the Purchase Agreement in its entirety in this Amendment.

e. Effect on Purchase Agreement. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

f. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

g. Construction; Headings.  This Amendment shall be deemed to be jointly drafted by the Company and Manatt and shall not be construed against any person as the drafter hereof. The headings of this Amendment are for convenience of reference only and shall not form part of, or affect the interpretation of, this Amendment.

h. Severability. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

i. Entire Agreement; Amendments. The Purchase Agreement, this Amendment, the transaction documents contemplated by the Purchase Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Manatt make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the Company and Manatt.

j. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Purchase Agreement.

k. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

l. Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned Company and Manatt have caused this Amendment to be duly executed as of the date first above written.

VSEE HEALTH, INC.

By:	/s/ Milton Chen
Name:	Milton Chen
Title:	Co-Chief Executive Officer

MANATT, PHELPS & PHILLIPS, LLP

By:	/s/ Thomas Poletti
Name:	Thomas Poletti
Title:	Partner

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